FIRST AMENDMENT TO ACQUISITION AGREEMENT

         FIRST AMENDMENT TO ACQUISITION AGREEMENT, dated as of March 29, 2002 (this "First Amendment"), by and among Lee Enterprises, Incorporated, a Delaware corporation ("Purchaser"), Howard Publications, Inc., a Delaware corporation ("HPI"), Howard Energy Co., Inc., a Delaware corporation ("HEC"), and those persons named on last two signature pages attached hereto (the "HPI Stockholders" and, each individually, an "HPI Stockholder").

                              W I T N E S S E T H:

          WHEREAS, Purchaser, HPI, HEC and the HPI Stockholders have entered into that certain Acquisition Agreement, dated as of February 11, 2002 (the "Agreement"), providing for, among other things, the acquisition by Purchaser of HPI; and

          WHEREAS, the parties to the Agreement desire to amend the Agreement in certain respects in accordance with Section 10.3 thereof.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

          1. Section 1.1(18) of the Agreement is hereby amended by deleting the words "the Closing Date" and replacing them with the words "March 31, 2002".

          2. Section 1.1(101) of the Agreement is hereby amended by inserting the words "day preceding the" before the words "Closing Date".

          3. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "The consummation of the transactions contemplated hereby shall take place at a closing (the "Closing") to be held at 12:01 a.m., Pacific Standard Time ("PST"), on April 1, 2002 (the "Closing Date"), at the offices of Betts, Patterson & Mines, P.S., One Convention Place, Suite 1400, 701 Pike Street, Seattle, Washington. For purposes of this
          Agreement, the Closing shall be deemed to take place and be fully completed at 12:01 a.m., PST on the Closing Date."

          4. Section 6.9(e) of the Agreement is hereby amended by deleting the words "on or" in the second sentence.

          5. Section 6.9(f) of the Agreement is hereby amended by inserting the words "on or" before the words "after the Closing Date".

          6. Section 6.9(i) of the Agreement is hereby amended by deleting the words "on or" in the first sentence.

          7. Section 6.9(i) of the Agreement is hereby amended by inserting the words "on or" before the words "after the Closing Date" in each place such words appear in such section.

          8. Section 6.12 of the Agreement is hereby amended by inserting the words "day preceding the" before the words "Closing Date" in the second sentence.

          9. Section 6.13(a)(i)(A) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "Taxes imposed on any Acquired Company (other than Sioux City) for any taxable year or period that ends on or before the day preceding the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on the day preceding the Closing Date,"

          10. Section 6.13(a)(ii)(A) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "Taxes (other than Taxes imposed as a result of the HPI Redemption) imposed on any Acquired Company (other than Sioux City) for any taxable year or period that begins on or after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning on the Closing Date and"

          11. Section 6.13(a)(ii)(B) of the Agreement and the two sentences immediately following such section are hereby deleted in their entirety and replaced with the following:

          "Excluded Taxes. Except as otherwise provided herein, the Purchaser shall be entitled to any refund of (or credit for) Taxes for which the Purchaser is liable under this Agreement. With the express written consent of the HPI Stockholders Representative, which consent shall be given or withheld in the HPI Stockholders Representative's sole discretion, the Purchaser may cause an Acquired Company to elect to carry back losses from a taxable year or period that begins on or after the Closing Date to a taxable year or period that ends on or before the day preceding the Closing Date and the Purchaser shall be entitled to any actual refund of (or credit for) Taxes that would not have arisen but for such carryback."

          12. Section 6.13(a)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "For purposes of paragraphs (a)(i) and (a)(ii), whenever it is necessary to determine the liability for Taxes of any Acquired Company for a Straddle Period, the determination of the Taxes of the Acquired Company for the portion of the Straddle Period ending on the day preceding the Closing Date, and the portion of the Straddle Period beginning on the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the day preceding the Closing Date and the other which began at the beginning of the Closing Date, and items of income, gain, deduction, loss or credit of the Acquired Company shall be allocated between such two taxable years or periods on a "closing of the books basis" by assuming that the books of the Acquired Company were closed at the close of the day preceding the Closing Date, provided, however, that (I) transactions occurring on the Closing Date shall be allocated (based on, among other relevant factors, factors set forth in Treas. Reg. ss. 1.1502-76(b)(1)(ii)(B)) to the taxable year or period that is deemed to begin at the beginning of the day following the Closing Date (it being understood and agreed that in no event shall the HPI Redemption be regarded as a transaction described in this clause (I)), and (II) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two taxable years or periods on a daily basis. Notwithstanding the foregoing provisions of this paragraph (a)(iii), if the transactions contemplated by this Agreement result in the reassessment of the value of any property owned by the Acquired Company for property Tax purposes, or the imposition of any property Taxes at a rate which is different than the rate that would have been imposed if such transactions had not occurred, then (y) the portion of such property Taxes for the portion of the Straddle Period ending on the day preceding the Closing Date shall be determined on a daily basis, using the assessed value and Tax rate that would have applied had such transactions not occurred, and
          (z) the portion of such property Taxes for the portion of such Straddle Period beginning on the Closing Date shall be the total property Taxes for the Straddle Period minus the amount described in clause (y) of this sentence."

          13. Section 6.13(a)(iv)(A) of the Agreement is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

          " If, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return of an Acquired Company for a taxable year or period on or prior to the day preceding the Closing Date, there is any change on or after the Closing Date in an item of income, gain, loss, deduction, credit or amount of Tax that results in an increase in a Tax liability for which any HPI Indemnitor would otherwise be liable pursuant to paragraph (a)(i) of this Section 6.13, and such change results in or will result in a decrease in the Tax liability of the Purchaser, HPI or any other Acquired Company (or any Affiliate or successor of any thereof) for any taxable year or period beginning on or after the Closing Date or for the portion of any Straddle Period beginning on the Closing Date, no HPI Indemnitor shall be liable pursuant to such paragraph (a)(i) with respect to such increase to the extent of such decrease (and, to the extent such increase in Tax liability is paid to a taxing authority by any HPI Indemnitor or any Affiliate thereof, the Purchaser shall pay the relevant HPI Indemnitor an amount equal to the present value of such decrease)."

          14. Section 6.13(a)(iv)(B) of the Agreement is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

          " If, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return of an Acquired Company for a taxable year or period on or after the Closing Date, there is any change on or after the Closing Date in an item of income, gain, loss, deduction, credit or amount of Tax that results in an increase in a Tax liability for which the Purchaser would otherwise be liable pursuant to paragraph (a)(ii) of this Section 6.13, and such change results in or will result in a decrease in the Taxes of HEC or any HPI Stockholder payable to any Governmental Authority for any taxable year or period ending on or before the day preceding the Closing Date or for the portion of any Straddle Period ending on the day preceding the Closing Date, the Purchaser shall not be liable pursuant to such paragraph
          (a)(ii) with respect to such increase to the extent of such actual decrease (and, to the extent such increase in Tax liability is paid to a taxing authority by the Purchaser, the HPI Indemnitors shall pay the Purchaser an amount equal to the present value of such actual decrease)."

          15. Section 6.13(f) of the Agreement is hereby amended by deleting the second sentence in its entirety and replacing it with the following:

          "The HPI Stockholders Representative shall have the sole right to represent HEC's and each Acquired Company's interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date or otherwise relating to Taxes for which any HPI Indemnitor may be liable pursuant to Section 6.13, and to employ counsel of its choice at its expense. In the case of a Straddle Period of any Acquired Company (to the extent not described in the preceding sentence), the HPI Stockholders Representative shall be entitled to participate at its expense in any Tax audit or administrative or court proceeding relating (in whole or in part) to Taxes attributable to the portion of such Straddle Period ending on the day preceding the Closing Date and, with the written consent of the Purchaser, and at the HPI Stockholders Representative's sole expense, may assume the entire control of such audit or proceeding."

          16. Section 6.14 of this agreement is hereby amended by inserting the words "day preceding the" before the words "Closing Date".

          17. Section 8.5(d)(2) of this agreement is hereby deleted in its entirety and replaced with the following:

          "to the extent not previously taken into account in computing the amount of such Loss, all increases in federal, state, local and other Taxes (including estimated Taxes) payable by the Claimant for all affected taxable years or periods ending on or before the day preceding the Closing Date and, with respect to any Straddle Period, the portion of the Straddle Period ending on the day preceding the Closing Date as a result of the Indemnified Event, and"

          18. Except as expressly set forth herein, this First Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          19. This First Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and such counterparts together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the date first above written.

LEE ENTERPRISES, INCORPORATED         HOWARD PUBLICATIONS, INC.

By: /s/ Mary E. Junck                         By: /s/ William E. Howard
    -------------------------------               ------------------------------
    Mary E. Junck                                 William E. Howard
    Chairman, President and CEO                   President



HOWARD ENERGY CO., INC.

By: /s/ Thomas W. Howard
    -------------------------------
    Thomas W. Howard
    President

HPI STOCKHOLDERS

/s/ David B. Howard                             /s/ Elizabeth Ann Howard
-----------------------------------             --------------------------------
David B. Howard                                 Elizabeth Ann Howard


/s/ William E. Howard                           /s/ Erin Elizabeth Howard
-----------------------------------             --------------------------------
William E. Howard                               Erin Elizabeth Howard

/s/ Andrea H. Palmer
-----------------------------------
Andrea H. Palmer                                Andrea H. Palmer Trust

/s/ Richard D. Newell
-----------------------------------             By: /s/ Andrea H. Palmer
Richard D. Newell                                   ----------------------------
                                                    Trustee

/s/ Beth Howard                                 /s/ Jack Palmer, Jr.
-----------------------------------             --------------------------------
Beth Howard                                     Jack Palmer, Jr.

/s/ C. Michael Palmer                           Jack Palmer, Jr.
-----------------------------------             --------------------------------
C. Michael Palmer                               Jack Palmer, Jr., Trustee fbo
                                                Jonathan Andrew Palmer

/s/ Chad Lewis Howard                           /s/ Matthew Keenan Palmer
-----------------------------------             --------------------------------
Chad Lewis Howard                               Matthew Keenan Palmer

/s/ Charlotte E. Howard                         /s/ Linda Howard
-----------------------------------             --------------------------------
Charlotte E. Howard                             Linda Howard

/s/ Charlotte Howard Cloninger                  /s/ Linda Howard
-----------------------------------             --------------------------------
Charlotte Howard Cloninger                      Linda Howard, Trustee fbo
                                                Alyssa Catherine Howard

/s/ Pamela Nicole Howard                        /s/ Linda Howard
-----------------------------------             --------------------------------
Pamela Nicole Howard                            Linda Howard, Trustee fbo
                                                Brian Robert Howard

/s/ Cheryl Howard                               /s/ Linda Howard
-----------------------------------             --------------------------------
Cheryl Howard                                   Linda Howard, Trustee fbo
                                                David Hunter Howard

/s/ Cheryl Howard
-----------------------------------
Cheryl Howard, Trustee fbo
Anne Catherine Howard

/s/ R.D. Newell                                 /s/ R.D. Newell
------------------------------------            --------------------------------
R.D. Newell, Trustee fbo                        R.D. Newell, Trustee fbo
Brian Robert Howard                             Alyssa Catherine Howard

/s/ G.A. Bergquist                              /s/ G.A. Bergquist
------------------------------------            --------------------------------
G.A. Bergquist, Trustee fbo                     G.A. Bergquist, Trustee fbo
Brian Robert Howard                             Alyssa Catherine Howard

/s/ R.D. Newell
------------------------------------            Kristin E. Marshall Irrevocable
R.D. Newell, Trustee fbo                        Trust 11/2/95
David Hunter Howard

/s/ G.A. Bergquist
------------------------------------            By: /s/ Thomas J. Ross
G.A. Bergquist, Trustee fbo                         ----------------------------
David Hunter Howard                                 Thomas J. Ross, Trustee


/s/ Robert C. Howard
------------------------------------            Matthew J. Marshall Irrevocable
Robert C. Howard                                Trust 11/2/95

/s/ Kirsten E. Marshall
------------------------------------            By: /s/ Thomas J. Ross
Kirsten E. Marshall                                 ----------------------------
                                                    Thomas J. Ross, Trustee

Christina L. Marshall Revocable Trust           Meghan P. Marshall Irrevocable
u/a/d 9/20/94                                   Trust 11/2/95

By /s/ Christina L. Marshall                    By /s/ Thomas J. Ross
   ----------------------------------              -----------------------------
   Trustee                                         Thomas J. Ross, Trustee

James G. Marshall Revocable Trust               Howard Charitable Foundation
u/a/d 9/20/94
                                                By /s/ Robert S. Howard
By /s/ James G. Marshall                           -----------------------------
   -----------------------------------            Robert S. Howard, President
   Trustee
                                                Thomas W. Howard Trust
Robert S. Howard Trust
                                                By /s/ Thomas W. Howard
By /s/ Robert S. Howard                            -----------------------------
   -----------------------------------             Trustee
   Trustee